SUMMARY PAGE

Report Summary:

                                             5
Number of Other Included Managers:      ____________
                                          7,898
Form 13F Information Table Entry Total: _____________
                                         3,376,674,353.86
Form 13F Information Table Value Total: $____________
                                         (thousands)


List of Other Included Managers:

Name and 13F file numbers of ALL Institutional Investment Managers with respect to which this schedule is filed (other than the one filing this report): (List in alphabetical order).

[If there are no entries in this list, state "NONE" and omit the column headings and list entries.]

13F File Numbers will be assigned to Institutional Investment Managers after they file their first report.


   13F File No.: Name:
   ------------- ---------------------
1.  28-04981     Goldman, Sachs & Co.
   ------------- ---------------------
2.  28-05109     Goldman Sachs International
   ------------- ---------------------
3.  28-05113     Hull Trading Co. L.L.C.
   ------------- ---------------------
4.  28-05297     Hull Quantitive Fund
   ------------- ---------------------
5.  28-02255     Spear, Leeds & Kellogg
   ------------- ---------------------